UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2010
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010 (the “Grant Date”), pursuant to an equity award grant made by Caterpillar Inc. (the “Company”) under the Company’s 2006 Long-Term Incentive Plan (the “Plan”), James W. Owens, Chairman and Chief Executive Officer of the Company received an equity award of 300,000 restricted stock units (the “RSUs”).

The terms and conditions of Mr. Owens’ award are attached hereto as Exhibit 10.1.  The following is a summary of the terms and conditions that apply to the RSUs awarded to Mr. Owens pursuant to the Plan (the “RSU Award”):

Vesting

•	The RSUs will vest on November 1, 2010 (the “Vesting Date”) provided Mr. Owens is continuously employed by the Company through October 31, 2010, except as otherwise provided below.

•
Upon vesting of the RSUs, the Company will issue shares of common stock equal to the number of RSUs awarded, less any shares withheld to satisfy mandatory tax withholding requirements. The shares of Company common stock will be issued with Transfer Restrictions (as described below).

Voting Rights and Dividends and Other Distributions

•
Mr. Owens will not be entitled to any voting rights or to receive dividends or any other distributions (e.g., dividend equivalents) with respect to the RSUs until the RSUs vest and shares of Company common stock are issued.

Termination of Employment

Termination of employment with the Company impacts the RSU Award as follows:

•
Disability or Death: If employment terminates on, or prior to, October 31, 2010, by reason of disability or death, the RSUs will become fully vested and shares of Company common stock, without Transfer Restrictions, will be issued either to Mr. Owens or his designated beneficiary, as applicable. For this purpose, Mr. Owens will be considered disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

•	Other: If Mr. Owens’ employment with the Company terminates for any reason other than disability or death prior to October 31, 2010, all non-vested RSUs will be immediately forfeited.

Transfer Restrictions

If the RSUs become fully vested on November 1, 2010, shares of Company common stock will be issued subject to the following terms and conditions:

•
Transfer Restrictions:  The shares may not be assigned, transferred, pledged or hypothecated in any way (the “Transfer Restrictions”) until three-years after the Grant Date.  The Transfer Restrictions will expire on the third anniversary of the Grant Date, upon a “Change in Control” as defined in the Plan or upon death.

•	Voting Rights: The shares will have full voting rights from the time the RSUs vest and shares of Company common stock are issued.

•	Dividends and Other Distributions: The shares will have full dividend rights from the time the RSUs vest and shares of Company common stock are issued.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	10.1	Terms Applicable to Awards of Restricted Stock Units with Transfer Restrictions

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

	By:	/s/ James B. Buda
Dated: March 3, 2010		James B. Buda
Vice President, General Counsel and Secretary